As filed with the Securities and Exchange Commission on May 8, 2009

Registration No. 333- __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

DANAHER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2099 Pennsylvania Avenue, N.W., 12th Floor Washington, D.C.	20006
(Address of Principal Executive Offices)	(Zip Code)

DANAHER CORPORATION & SUBSIDIARIES AMENDED AND RESTATED

EXECUTIVE DEFERRED INCENTIVE PROGRAM

(Full title of the plan)

Jonathan P. Graham

Senior Vice President and General Counsel

James F. O’Reilly

Associate General Counsel and Secretary

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006-1813

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations (1)	$150,000,000(2)	100%	$150,000,000(2)	$8,370

(1)	The Deferred Compensation Obligations registered herein are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program.
(2)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional $150,000,000 of deferred compensation obligations for issuance pursuant to the Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-105198, filed with Commission on May 13, 2003, as amended by Post-Effective Amendment No. 1 filed with the Commission on July 13, 2007, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
5.1	Opinion of counsel

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program (incorporated by reference to Exhibit 10.13 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on May 8, 2009.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2009.

Signature	Title

*	President, Chief Executive Officer and Director
H. Lawrence Culp, Jr.	(Principal Executive Officer)

/s/ Daniel L. Comas	Executive Vice President and Chief Financial Officer
Daniel L. Comas	(Principal Financial Officer)

*	Vice President and Chief Accounting Officer
Robert S. Lutz	(Principal Accounting Officer)

*	Chairman of the Board
Steven M. Rales

*	Chairman of the Executive Committee
Mitchell P. Rales

*	Director
Walter G. Lohr, Jr.

*	Director
Donald J. Ehrlich

*	Director
Mortimer M. Caplin

*	Director
John T. Schwieters

*	Director
Alan G. Spoon

*	Director
Linda P. Hefner

*	pursuant to power of attorney

By:	/s/ James F. O’Reilly
James F. O’Reilly
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of counsel

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program (incorporated by reference to Exhibit 10.13 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2008)